
Metris Receivables, Inc.             Metris Master Trust          Monthly Report
Certificateholder's Statement          Series 1997-1                    Jan-2000

Section 5.2                                                               Class A               Class B               Class C
(i) Certificate Amount                                                  616,250.000.00        106,250,000.00         72,250,000.00
(ii) Certificate Principal Distributed                                            0.00                  0.00                  0.00
(iii) Certificate Interest Distributed                                    3,528,031.25            629,531.25            440,920.68
(iv) Principal Collections                                               29,978,692.26          5,168,740.05          3,514,743.23
(v)  Finance Charge Collections                                          13,061,160.68          2,251,924.27          1,531,308.47
       Recoveries                                                           408,641.12             70,455.36             47,909.65
       Principal Account Earnings                                                 0.00                  0.00                  0.00
      Accum. Period Reserve Acct. Earnings                                        0.00                  0.00                  0.00
      Pre-Funding Account Earnings                                                0.00                  0.00                  0.00
           Total Finance Charge Collections                              13,469,801.80          2,322,379.63          1,579,218.12
                     Total Collections                                   43,448,494.06          7,491,119.68          5,093,961.35
(vi) Aggregate Amount of Principal Receivables                                      --                    --                    --
       Invested Amount (End of Mth)                                     616,250,000.00        106,250,000.00         72,250,000.00
       Floating Allocation Percentage                                       11.7904693%            2.0328395%            1.3823309%
       Fixed/Floating Allocation Percentage                                        N/A                   N/A                   N/A
       Invested Amount (Beg. of Mth)                                    616,250,000.00        106,250,000.00         72,250,000.00
       Average Daily Invested Amount                                                --                    --                    --
(vii) Receivable Delinquencies (as a % of Total Receivables)                        --                    --                    --
        Current                                                                     --                    --                    --
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  --                    --                    --
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 --                    --                    --
         90 Days and Over (60+ Days Contractually Delinquent)                       --                    --                    --
                  Total Receivables                                                 --                    --                    --
(viii) Aggregate Investor Default Amount                                            --                    --                    --
         As a % of Average Daily Invested Amount
         (Annualized based on 366 days/year                                         --                    --                    --
(ix) Charge-Offs                                                                  0.00                  0.00                  0.00
(x)  Servicing Fee                                                                  --                    --                    --
(xi) Pool Factor                                                             1.0000000             1.0000000             1.0000000
(xii) Unreimbursed Reallocated Principal Collections                                --                  0.00                  0.00
(xiii) Excess Funding Account Balance                                               --                    --                    --
         Pre-funding Account Balance                                                --                    --                    --
(xiv) Class C Reserve Amount                                                        --                    --                    --
         Class C Reserve Account Balance                                            --                    --                    --
         Class C Trigger Event Occurrence                                           --                    --                    --
(xv)  Number of New Accounts Added to the Trust                                     --                    --                    --
(xvi) Average Net Portfolio Yield                                                   --                    --                    --
(xvii) Minimum Base Rate                                                            --                    --                    --
(xviii) Principal Funding Account Balance                                           --                    --                    --
(xix) Accumulation Shortfall                                                        --                    --                    --
(xx) Scheduled Commencement date of the Accumulation Period                         --                    --                    --
        Accumulation Period Length                                                  --                    --                    --
(xxi) Required Reserve Account Amount                                               --                    --                    --
        Available Reserve Account Amount                                            --                    --                    --
        Covered Amount                                                              --                    --                    --




Section 5.2                                                               Class D                Total
(i) Certificate Amount                                                   55,250,000.00        850,000,000.00
(ii) Certificate Principal Distributed                                              --                  0.00
(iii) Certificate Interest Distributed                                              --          4,598,483.18
(iv) Principal Collections                                                2,680,619.89         41,342,795.43
(v)  Finance Charge Collections                                           1,167,565.75         18,011,959.17
       Recoveries                                                            36,636.79            563,642.92
       Principal Account Earnings                                                 0.00                  0.00
       Accum. Period Reserve Acct. Earnings                                       0.00                  0.00
       Pre-Funding Account Earnings                                               0.00                  0.00
       Total Finance Charge Collections                                   1,204,202.54         18,575,602.09
               Total Collections                                          3,884,822.43         59,918,397.52
(vi) Aggregate Amount of Principal Receivables                                      --      5,226,679,133.32
       Invested Amount (End of Mth)                                      55,250,000.00        850,000,000.00
       Floating Allocation Percentage                                        1.0570766%           16.2627163%
       Fixed/Floating Allocation Percentage                                        N/A             0.0000000%
       Invested Amount (Beg. of Mth)                                     55,250,000.00        850,000,000.00
       Average Daily Invested Amount                                                --        849,881,673.19
(vii) Receivable Delinquencies (as a % of Total Receivables)                        --                    --
        Current                                                                  85.48%     4,708,130,140.23
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                6.54%       360,216,678.46
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)               2.42%       133,056,013.32
        90 Days and Over (60+ Days Contractually Delinquent)                      5.57%       306,792,110.10
                  Total Receivables                                             100.00%     5,508,194,942.11
(viii) Aggregate Investor Default Amount                                            --          7,463,323.05
        As a % of Average Daily Invested Amount
         (Annualized based on 366 days/year)                                        --                 10.37%
(ix) Charge-Offs                                                                    --                  0.00
(x)  Servicing Fee                                                                  --          1,439,890.71
(xi) Pool Factor                                                                    --                    --
(xii) Unreimbursed Reallocated Principal Collections                              0.00                  0.00
(xiii) Excess Funding Account Balance                                               --                  0.00
        Prefunding Account Balance                                                  --                  0.00
(xiv) Class C Reserve Amount                                                        --         21,250,000.00
        Class C Reserve Account Balance                                             --         21,250,000.00
        Class C Trigger Event Occurrence                                            --                   Yes
(xv)  Number of New Accounts Added to the Trust                                     --                     0
(xvi) Average Net Portfolio Yield                                                   --               15.4370%
(xvii) Minimum Base Rate                                                            --                8.8828%
(xviii) Principal Funding Account Balance                                           --                  0.00
(xix)  Accumulation Shortfall                                                       --                   N/A
(xx)  Scheduled Commencement date of the Accumulation Period                        --            March 2001
       Accumulation Period Length                                                   --                   N/A
(xxi) Required Reserve Account Amount                                               --                   N/A
       Available Reserve Account Amount                                             --                   N/A
       Covered Amount                                                               --                   N/A